Exhibit 99.1

Aegerion Pharmaceuticals Reports Preliminary 2013 Net

Product Sales, its Outlook for 2014 and Other Business Updates

- 2013 Net Product Sales expected to be between $48 million and $49 million

- 2014 Net Product Sales expected to be between $190 and $210 million; cash flow positive operations anticipated in the second half of 2014

- Announces receipt of subpoena from U.S. Department of Justice

Cambridge, MA, January 9, 2014—Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, today reported preliminary unaudited 2013 net product sales, its outlook for 2014 and other business updates. Marc Beer, Chief Executive Officer, plans to discuss these topics during a live presentation at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco scheduled for Monday, January 13, 2014 at 2:30 p.m. PST (5:30 p.m. EST). The presentation will be webcast live and accessible through the “Investors” section of Aegerion’s website, www.aegerion.com.

Business Update

Aegerion reported the following today:

•	Preliminary, unaudited 2013 net product sales of between $48 and $49 million, exceeding the Company’s initial 2013 revenue guidance of between $15 and $25 million, and in line with the Company’s most recent guidance of between $45 and $50 million.

•	Receipt of Rare Disease Drug Designation for lomitapide from Taiwan’s Ministry of Health and Welfare which allows sales in Taiwan under a named patient program.

“2013 was a year of significant accomplishments with the launch of JUXTAPID in the United States, approval of lomitapide under the brand name LOJUXTA in the EU, and our evolution into a global organization,” said Mr. Beer. “We have made data-driven decisions to scale our operations, both in the U.S. and globally, to be in a position to meet the potential opportunity for JUXTAPID/LOJUXTA. These investments to support potential growth are largely now in place.”

Government Subpoena

Aegerion also announced that it has received a subpoena from the United States Department of Justice, represented by the U.S. Attorney’s Office in Boston, MA, requesting documents regarding the Company’s marketing and sale of JUXTAPID in the U.S. The Company intends to cooperate fully with the government’s investigation. Aegerion is fully committed to complying with all applicable laws, rules and regulations, and has compliance policies and programs in place consistent with this commitment.

2014 Outlook

•	With global value dossiers submitted for consideration in key markets in Europe, the Company anticipates reimbursement decisions in some countries beginning in 2014. Aegerion has launched LOJUXTA in the UK and Germany; however, limited uptake is expected until reimbursement decisions are made in those countries, which the Company expects later this year.

•	The Company expects to initiate a therapeutic study of lomitapide in approximately 10 Japanese patients in the current quarter. The study is expected to support a potential Japanese New Drug Application.

•	The Company plans to initiate a therapeutic study of lomitapide in pediatric patients in 2014. Discussions with both the U.S. Food and Drug Administration and European Medicines Agency to finalize the trial protocol design are ongoing.

•	Aegerion plans to submit regulatory filings for potential marketing approval of lomitapide in several additional international markets throughout 2014, and expects to continue to make lomitapide available on a named patient sales basis in certain key countries, where possible.

2014 Financial Guidance

•	Aegerion expects global net product sales of between $190 million and $210 million for FY 2014.

•	Aegerion expects total operating expenses, excluding stock-based compensation, of between $145 and $155 million for FY 2014. The Company expects GAAP operating expenses in 2014, including stock-based compensation, to be between $185 and $195 million.

Mr. Beer continued, “We continue to expect cash flow positive operations in the second half of 2014. We plan to maintain a sharp focus on top line growth, managing expenses and continuing to meet our stated objectives, which include extending global reach and the study of lomitapide in pediatric patients. In addition, we look forward to increasing our business development activity, as we seek to leverage our strong development capabilities with a pipeline focused on orphan indications.”

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the commercial opportunity for lomitapide; the possible timing of pricing/reimbursement approval in the EU, and other planned filings and activities outside the U.S.; expectations as to future financial results, including operating expenses and net product sales; our view of the government investigation, and the possible impact on our business; and our expectations with respect to the initiation of clinical studies. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other factors: the risk that market acceptance of lomitapide in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that the conversion of prescriptions for lomitapide into patients on therapy may be lower than we expect; the risk that the actual number of patients with HoFH may be lower than our estimates; the risk that the restrictions imposed by the regulatory authorities or the side effect profile or the impact of competitive products may limit the potential of lomitapide; the risk that private or government payers may impose restrictions that hinder reimbursement; the risk that regulatory authorities in countries outside the U.S. and E.U. may not be satisfied with the efficacy or safety profile of lomitapide or our proposed risk management plan; the risk that we do not receive approval of lomitapide in other countries outside the U.S. and E.U. on a timely basis, or at all, or that regulatory authorities impose significant restrictions on approval; the risk that we do not obtain requisite pricing/reimbursement approvals outside the U.S. at acceptable levels and without significant limitations; the risk that we are not able to generate the level of named patient sales in countries outside the U.S. that we expect; the risk that regulatory authorities may not agree with our assessment that the differences between our clinical and commercial materials are not clinically meaningful; the risk that technical hurdles may delay initiation of future clinical trials; the risk of unexpected results in use of our commercial product or during our additional nonclinical or clinical development work with lomitapide; the risk of unexpected manufacturing issues affecting future supply; the risk that the government may not agree with our view of our compliance programs and processes in the course of any investigation and the risks associated with the unpredictable nature of government investigations; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 8, 2013, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Manager, Investor Relations & Public Relations

(857) 242-5024

amurphy@aegerion.com